EXHIBIT 1

      AMENDED AND RESTATED JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of First Montauk Financial Corp. and further agree that this Amended and Restated Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of June, 2005.


      Amva Holdings, LLC

      By: /s/ Ami Kawa
      Name: Ami Kawa
      Title: Authorized Signatory


      Zu Freeman

      By: /s/ Zu Freeman
      Name: Zu Freeman
      Title: Authorized Signatory


      Dr. Eli Hendel

      By: /s/ Eli Hendel
      Name: Dr. Eli Hendel
      Title: Authorized Signatory


      Haim Yanai

      By: /s/ Haim Yanai
      Name: Haim Yanai
      Title: Authorized Signatory


      Dr. Meir Agaki

      By: /s/ Meir Agaki
      Name: Dr. Meir Agaki
      Title: Authorized Signatory


                                       12